UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 12, 2007

TOWERSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-131087	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hammarlund Way Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement.

On April 12, 2007, Towerstream Corporation (the “Company”) received the requisite consents to amend that certain Registration Rights Agreement, dated as of January 16, 2007, between the Company and each of the investors (the “Investors”) in the Company’s January 2007 unit offering of common stock and warrants (collectively, the “Units”). Pursuant to the terms of the amendment, should the Company undertake a “firm commitment” or “best efforts” registered public offering for at least $20 million of securities at anytime when the Company is obligated to cause a registration statement registering the common stock underlying the Units to be effective, the Investors may not offer, sell, pledge or otherwise transfer or dispose of any securities of the Company, commencing on the date of effectiveness of a registration statement relating to a “firm commitment” or “best efforts” registered public offering, for up to 180 days following the date of the final prospectus for such offering.

On April 12, 2007, the Company and each of the purchasers of its 8% Senior Convertible Debentures due December 31, 2009 (the “Debenture Holders”) agreed to amend the following agreements: (i) that certain Securities Purchase Agreement, dated as of January 16, 2007, by and among the Company and each Debenture Holder (the “Securities Purchase Agreement”); (ii) those certain 8% Convertible Debentures due December 31, 2009, dated January 18, 2007 (the “Debentures”) and (iii) that certain Registration Rights Agreement, dated as of January 16, 2007, by and among the Company and the Debenture Holders (the “Debenture Registration Rights Agreement”).

With respect to the Debenture Registration Rights Agreement, the parties agreed that should the Company undertake a “firm commitment” or “best efforts” registered public offering for at least $20 million of securities at anytime when the Company is obligated to cause a registration statement registering the common stock underlying the Debentures and warrants issued in connection therewith (the “Warrants”) to be effective, the Debenture Holders may not offer, sell, pledge or otherwise transfer or dispose of any shares of common stock underlying the Debentures or Warrants commencing on the date of effectiveness of a registration statement relating to a “firm commitment” or “best efforts” registered public offering, for up to 180 days following the date of the final prospectus for such offering. Notwithstanding the foregoing, if the Company is unable to cause a registration statement for a “firm commitment” or “best efforts” registered public offering to be declared effective by the Securities and Exchange Commission (the “SEC”) on or before July 2, 2007, the Debenture Holders shall not be subject to any of the above described restrictions. Moreover, in the event that such a registration statement is declared effective by the SEC on or before July 2, 2007, but the Company fails to close on the sale of at least $20 million of securities within 45 days thereafter, the Debenture Holders shall not be subject to any of the above described restrictions.

With respect to the Debentures, the parties agreed that so long as the Debenture Holders are subject to the above described restrictions, the Company may not (i) force the Debenture Holders to convert their Debentures or (ii) make interest payments by issuing common stock.

With respect to the Securities Purchase Agreement, the parties agreed that the Debenture Holders shall not be entitled to participation rights in connection with a “firm commitment” or “best efforts” registered public offering by the Company.

The foregoing summary of the amendments does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such amendments, copies of which are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Amendment to Unit Offering Registration Rights Agreement.
4.2	Form of Amendment to Debenture Offering Securities Purchase Agreement, Debentures and Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2007	TOWERSTREAM CORPORATION

	By:	/s/ George E. Kilguss, III George E. Kilguss, III Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Amendment to Unit Offering Registration Rights Agreement.
4.2	Form of Amendment to Debenture Offering Securities Purchase Agreement, Debentures and Registration Rights Agreement.